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                                                                    EXHIBIT 21.1

Subsidiary Name                                    Jurisdiction of Incorporation
---------------                                    -----------------------------

Integrated Energy Technologies, Inc.                         Delaware

Fabri-Steel Products Incorporated                            Michigan

Nelson Stud Welding, Inc.                                    Delaware

Nelson Stud Welding International, Inc.                      Delaware

Profile Steel and Wire, Incorporated                         Delaware

Progressive Stamping Co. (DE), Inc.                          Delaware

Specialty Bar Products Company                             Pennsylvania

The Ferry Cap & Set Screw Company                              Ohio